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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of America's Senior Financial Services, Inc. on Form SB-2 of our report as listed below, appearing in the Prospectus, which is part of this Registration Statement:

1. Our Independent Auditors' Report dated February 26, 1999 (except for note 10, for which the date is March 26, 1999) on the 1998 and 1997 consolidated financial statements of America's Senior Financial Services, Inc and subsidiary;

2. Our Independent Auditors' Report dated February 26, 1999 on the 1998 and 1997 financial statements of Dow Guarantee Corp.; and

3. Our Independent Auditors' Report dated April 9, 1999 on the 1998 financial statements of Capital Funding of South Florida, Inc.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Ahearn, Jasco + Company, P.A.
--------------------------------
AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants


Pompano Beach, Florida
February 23, 2000